Exhibit 23.4


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-__________) and related Prospectus of Boddie-Noell Properties, Inc. for the registration of 186,282 shares of its common stock. We also consent to the incorporation by reference therein of our report dated January 26, 1996, included in Boddie-Noell Properties, Inc.'s Form 8-K dated July 27, 1998, as amended September 21, 1998, and to all references to our firm included in this registration statement.

                                                     Arthur Andersen LLP

                                                     /s/ Arthur Andersen LLP


Raleigh, North Carolina
June 4,1999

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